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                                                                       EXHIBIT 3

                         STOCK PLEDGE AND SECURITY AGREEMENT



    THIS STOCK PLEDGE AND SECURITY AGREEMENT (the "Agreement") is entered into as of the 29th day of August, 1997 by and between DOMINION PARK, L.L.C., a Delaware limited liability company ("Pledgor"), and DEERE PARK EQUITIES, L.L.C., an Illinois limited liability company ("Secured Party").


                                   R E C I T A L S:

    A. In return for certain financial accommodations by Secured Party, Pledgor is to become indebted to Secured Party as to be evidenced by a Secured Promissory Note of even date herewith in the principal amount of $4,760,000 (the "Note").

    B. Pledgor is the legal owner of 4,490,100 shares of common stock, $0.001 par value per share, of Dominion Bridge Corporation, a Delaware corporation ("Dominion Bridge"), comprised of 2,380,000 shares of common stock of Dominion Bridge that were contributed to Pledgor by Wellgate International Ltd. and 2,110,000 shares of common stock of Dominion Bridge that were contributed to Pledgor by Secured Party.

    C. As collateral security for the performance of Pledgor's obligations under the Note and to induce Secured Party to make financial accommodations to Pledgor, Debtor is willing to pledge his shares of Dominion Bridge and other collateral to Secured Party upon the terms and subject to the conditions of this Agreement.

                                  A G R E E M E N T:

    In consideration of the foregoing recitals and other mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both their singular and plural forms of the terms defined):

         "Collateral" has the meaning ascribed to such term in Section 2.

         "Dominion Bridge" has the meaning ascribed to such term in the Recitals hereto.

         "Event of Default" has the meaning ascribed to such term in the Note.

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         "Letter Agreement" means that certain letter agreement dated
    August 19, 1997, as amended, among Secured Party, Michel L. Marengere and Nicolas V. Matossian.

         "Liabilities" means any and all liabilities and obligations or Pledgor of every kind and description, direct or indirect, absolute or contingent, whether due or to become due and whether now existing or hereafter arising in connection with or under the Note.

         "Note" has the meaning ascribed to such term in the Recitals hereto.

         "Shares" means all the shares of capital stock of Dominion Bridge now or hereafter owned by Pledgor and pledged hereunder together with all other shares delivered or required to be delivered hereunder.

         "UCC" means the Uniform Commercial Code of the State of Illinois.

    2. GRANT OF SECURITY INTEREST. Pledgor hereby grants to Secured Party, as collateral security for the prompt and complete performance and observance of the Liabilities, a security interest in, and Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Secured Party, the following (collectively, the "Collateral") subject to the terms and conditions hereinafter set forth:

         (a) the Shares and the certificates representing the Shares, and all cash, securities, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Shares;

         (b) all additional shares of stock of Dominion Bridge at any time and from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all cash, securities, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of cash shares;

         (c) all warrants, options and other rights to acquire capital stock of Dominion Bridge now or at any time or times hereafter owned by the Pledgor;

         (d) all other property hereafter delivered to Pledgor in substitution or replacement for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

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         (e)  all proceeds of any of the foregoing.

    It is the intent, agreement and understanding of Pledgor and Secured Party that the pledge hereinabove made to Secured Party shall constitute a first priority pledge and security interest in the Collateral.

    3. PERFECTION OF SECURITY INTEREST. Pledgor agrees to (a) immediately deliver to Secured Party for deposit in a margin account all certificates evidencing any of the Collateral which may at any time come into the possession of Pledgor together with stock powers endorsed in blank with respect to the Shares ("Stock Powers") and (b) at the expense of Secured Party take such other steps as Secured Party may from time to time reasonably request to perfect Secured Party's security interest in the Collateral under applicable law.

    4. CARE OF COLLATERAL. Secured Party shall cause reasonable care to be exercised with respect to the custody and preservation of the Collateral.

    5. VOTING AND DIVIDEND RIGHTS. Unless and until there occurs an Event of Default, Pledgor shall have the right to vote the Shares and to receive any and all dividends and other distributions with respect to the Collateral (other than distributions constituting Collateral, which shall be delivered to Secured Party pursuant to Section 3). If an Event of Default has occurred and is continuing, Pledgor shall deliver to Secured Party (or an agent designated by Secured Party), promptly upon request of Secured Party, such proxies and other documents as may be necessary to allow Secured Party to exercise the voting power with respect to any of the Shares. If an Event of Default has occurred and is cured, the right to vote the Shares and to receive any and all dividends and other distributions with respect to the Collateral (other than distributions constituting Collateral, which shall be delivered to Secured Party pursuant to
Section 3) shall revert to Pledgor.

    6. SHARES ADJUSTMENTS. In the event that during the term of this Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Dominion Bridge (including, without limitation, the issuance of additional shares of capital stock of Dominion Bridge and/or the issuance of new capital stock to Pledgor in connection with the merger of Dominion Bridge with or into any other firm or entity), or any warrants, options or other rights with regard to the capital stock of Dominion Bridge are exercised, or both, then Secured Party shall have a security interest (with the same priority as herein established) in all new substituted and additional shares or other securities issued to or acquired by Pledgor by reason of any such change or exercise, and such shares or other securities shall become part of the Collateral. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued by Dominion Bridge in connection with the Collateral or otherwise issued to or acquired by Pledgor, then Secured Party shall have a security interest (with the same priority as herein established) in such warrants, rights and options, and such warrants, rights and options shall become part of the Collateral. Notwithstanding the foregoing, nothing contained in this paragraph shall be deemed to permit any stock dividend, issuance of additional stock, reclassification, readjustment or other change in

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the capital structure of Dominion Bridge, or issuance of any warrants or other rights or options by Dominion Bridge which is prohibited by this Agreement.

    7. REINSTATEMENT OF LIABILITIES. To the extent that Pledgor discharges any or all of its financial obligations to Secured Party through making a payment or payments to Secured Party, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Pledgor or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

    8. UNCONDITIONAL OBLIGATION. All rights of Secured Party and security interests hereunder shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any financial obligations of Pledgor to Secured Party or any agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of such financial obligations;

         (iii) any exchange, surrender, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of such obligations; or

         (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the obligations of the Pledgor under the Note or this Agreement.

    9.   WAIVERS.

         (a) UNTIL ALL OBLIGATIONS OUTSTANDING UNDER THE NOTE HAVE BEEN PAID IN FULL, PLEDGOR WAIVES ALL RIGHTS OF SUBROGATION (WHETHER EQUITABLE, CONTRACTUAL, UNDER SECTION 509 OF THE BANKRUPTCY CODE OR OTHERWISE) TO THE CLAIMS OF SECURED PARTY AGAINST COMPANY.

         (b) PLEDGOR FURTHER WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE LIABILITIES, PROTEST AND NOTICE OF DISHONOR OR THE OCCURRENCE OF ANY DEFAULT WITH RESPECT TO ANY OR ALL OF THE LIABILITIES, AND ALL OTHER NOTICES TO WHICH PLEDGOR MIGHT OTHERWISE BE ENTITLED, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN THE SETTLEMENT AGREEMENT.

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    10.  REMEDIES OF SECURED PARTY FOLLOWING DEFAULT.

         (a) Upon the occurrence of an Event of Default, Secured Party shall have all rights, powers, options and remedies of a secured party under the UCC or any other applicable law, subject to the provisions of the Letter Agreement pertaining to the order of application of the Collateral.

         (b) Notwithstanding any provision to the contrary contained herein, any requirements of reasonable notice shall be met if ten (10) days notice of such sale or disposition is provided to Pledgor at its address specified herein. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

         (c) Delay on the part of Secured Party in the exercise of any right or remedy shall not operate as a waiver thereof, and no single or partial exercise by Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy, and no action of Secured Party permitted hereunder shall impair or affect the rights of Secured Party in and to the Collateral.

    11. TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the termination of the Security Agreement or (ii) the date all the Liabilities have been fully paid and performed, at which time, if Pledgor shall so request, Secured Party shall reassign and redeliver (or cause to be reassigned or redelivered) to Pledgor, or to such person or persons as Pledgor shall designate, such of the Collateral (if any) as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and shall still be held by it thereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by Secured Party.

    12. NOTICES. Except as otherwise expressly provided herein, any notice hereunder to Pledgor or Secured Party shall be in writing and signed and shall be sent by personal messenger, facsimile, overnight mail or deposited, postage prepaid, certified mail, return receipt requested, in the United States mail, and addressed as follows or sent to such address, as Pledgor or Secured Party may designate by written notice:

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                        IF TO PLEDGOR:          Dominion Park, L.L.C.
                                                c/o Deere Park Equities, L.L.C.
                                                650 Dundee Road, Suite 460
                                                Northbrook, Illinois  60062
                                                Attn:  Douglas A. Gerrard
                                                Facsimile:  (847) 509-8529

                        WITH A COPY TO:         Wellgate International Ltd.
                                                c/o Dominion Bridge Corporation
                                                500 Notre Dame
                                                Lachine (Quebec) CANADA H8S 2B2
                                                Facsimile:  (514) 634-2448

                        IF TO SECURED PARTY:    Deere Park Equities, L.L.C.
                                                650 Dundee Road, Suite 460
                                                Northbrook, Illinois  60062
                                                Attn:  Douglas A. Gerrard
                                                Facsimile:  (847) 509-8529

Notice sent by personal messenger, facsimile or overnight mail shall be deemed received upon delivery or transmission of same. Notice sent by United States mail shall be deemed received three (3) days after deposit in the United States mail, properly addressed as herein provided, with proper postage prepaid.

    13. BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, except that Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by Secured Party as Collateral under this Agreement, except with the consent of and subordinate to the rights of the Secured Party.

    14. MODIFICATION AND WAIVER. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally nor may any of the Collateral be released or the pledge of the security interest created hereby extended, except by an instrument in writing duly signed by or on behalf of Pledgor and Secured Party hereunder.

    15. SECTION HEADINGS. The section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

    16. GOVERNING LAW; INTERPRETATION. This Agreement shall be governed by the laws of the State of Illinois without regard to the conflict of law provisions thereto. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid

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under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement.

    17. COUNTERPARTS. This Agreement may be executed on one or more counterparts each of which shall be deemed an original and, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                             PLEDGOR

                             DOMINION PARK, L.L.C.


                             By:  /s/ Douglas A. Gerrard
                                 ---------------------------
                             Name:     Douglas A. Gerrard
                             Its: Member

                             SECURED PARTY

                             DEERE PARK EQUITIES, L.L.C.


                             By:  /s/ Douglas A. Gerrard
                                 ---------------------------
                                  Douglas A. Gerrard, Managing-Member









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